                                 SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14a INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. )


         Filed by the registrant [X]

         Filed by a party other than the registrant [ ]

         Check the appropriate box:

         [ ] Preliminary proxy statement [ ] Confidential, for Use of the

                                             Commission Only (as permitted by

                                             Rule 14a-6(e)(2))

         [X] Definitive proxy statement

         [ ] Definitive additional materials

         [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                        VALASSIS COMMUNICATIONS, INC.

--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

         [X] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
             0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         (5) Total fee paid:

--------------------------------------------------------------------------------

         [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

--------------------------------------------------------------------------------

         (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

         (3) Filing party:

--------------------------------------------------------------------------------

         (4) Date filed:

--------------------------------------------------------------------------------

                         VALASSIS COMMUNICATIONS, INC.
                              19975 VICTOR PARKWAY
                                LIVONIA, MI 48152

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 19, 1998


         The Annual Meeting of Stockholders of Valassis Communications, Inc. ("Valassis" or the "Company") will be held at The Plaza Hotel, Fifth Avenue at Central Park South, New York City, New York 10019 on the 19th day of May, 1998, at 9:00 a.m. (Eastern Daylight Time), for the following purposes:

         (1) to elect eight directors to the Company's Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

         (2) consider and act upon a proposal to approve Amendment No. 4 to the Company's 1992 Long-Term Incentive Plan ("1992 LTIP") to increase the number of shares reserved for issuance thereunder;

         (3) to ratify the selection of Deloitte & Touche LLP, independent public accountants, as the auditors of the Company for the 1998 fiscal year; and

         (4) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on April 1, 1998 as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share of the Company's Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

         ALL HOLDERS OF THE COMPANY'S COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                                             By Order of the Board of Directors


                                             BARRY P. HOFFMAN
                                             Secretary

April 10, 1998

                          VALASSIS COMMUNICATIONS, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 19, 1998


                                  INTRODUCTION

         This Proxy Statement is being furnished to stockholders of record of Valassis Communications, Inc. ("Valassis" or the "Company") as of April 1, 1998 ("Record Date"), in connection with the solicitation by the Board of Directors of Valassis of proxies for the 1998 Annual Meeting of Stockholders ("Annual Meeting") to be held at The Plaza Hotel, Fifth Avenue at Central Park South, New York City, New York 10019 on May 19, 1998 at 9:00 a.m. (Eastern Daylight Time), or at any and all adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing of this Proxy Statement, enclosed form of proxy and the Company's Annual Report to Stockholders is April 10, 1998.


                       OUTSTANDING STOCK AND VOTING RIGHTS

         The Board of Directors has fixed the close of business on April 1, 1998 as the Record Date for the determination of stockholders entitled to notice of this Annual Meeting, and only holders of record of the Common Stock, par value $.01 per share ("Common Stock"), of the Company on that date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 39,292,912 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

         The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. Abstentions and broker non-votes are not counted in the election of directors. For all other items to be considered at the Annual Meeting, shares represented by proxies which are marked "abstain" will be counted as part of the total number of votes cast on such proposals, whereas broker non-votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any given proposal, whereas broker non-votes will have no effect in determining whether any given proposal has been approved by the stockholders.

         If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by delivering written notice of revocation to the Secretary of the Company, or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof.

         Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of the nominees for election as directors named below and for the other proposals referred to below.

         To the Company's knowledge, as of February 17, 1998, the only persons (including "groups" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who beneficially own more than 5% of the Company's Common Stock are the following:



Title of                       Name and Address                           Beneficial      Percent
Class                          of Beneficial Owner                       Ownership(1)    of Class
--------------------------------------------------------------------------------------------------
Common Stock                   The Goldman Sachs Group, L.P.(1)            4,589,556       11.6%
                               85 Broad Street
                               New York, New York  10004
Common Stock                   Franklin Resources Inc.(2)                  2,010,130        5.1%
                               77 Mariners Island Boulevard
                               San Mateo, California  94404
==================================================================================================












-------------------------
(1) According to information contained in a Schedule 13G/A filing with the Securities and Exchange Commission ("SEC") on February 17, 1998, Goldman Sachs Group L.P. ("GSLP") and Goldman Sachs & Co. ("GS") have shared voting power with respect to 3,316,856 shares of Common Stock and shared dispositive power with respect to 4,589,556 shares of Common Stock; neither GSLP or GS has sole voting or sole dispositive power over any of the 4,589,556 shares of Common Stock. In addition, according to such filing, GSLP and GS disclaim beneficial ownership of the Common Stock beneficially owned by managed accounts and certain investment limited partnerships, to the extent that partnership interests in such partnerships are held by persons other than GSLP, GS or their affiliates.

(2) According to information contained in a 13G filing ("13G") with the SEC, the 2,010,130 shares of Common Stock are beneficially owned by one or more open or closed end investment companies advised by the adviser subsidiaries (including Franklin Mutual Advisers, Inc. ("FMA"), Franklin Advisers, Inc. ("FA") and Franklin Management, Inc. ("FM") collectively, "Adviser Subs") of Franklin Resources, Inc. ("FRI"). Pursuant to advisory contracts, Adviser Subs have all investment and/or voting power and securities owned by advisory clients. Charles B. Johnson ("CBS") and Rupert H. Johnson, Jr. ("RHJ") each own in excess of ten (10) percent of the outstanding common stock and are the principal shareholders of FRI. The Adviser Subs, FRI, CBJ and RHJ disclaim beneficial ownership of any securities covered by the 13G. According to the 13G, none of FRI, CBJ, RHJ have sole or shared voting or sole or shared dispositive power over any of the shares reported on the 13G; FA has sole voting power and sole dispositive power with respect to 1,006,600 shares. Lastly, according to the 13G, FMA has sole voting and sole dispositive power with respect to 1,000,000 shares and FM has sole dispositive power with respect to 3,530 shares.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The Board of Directors presently is comprised of eight directors. All directors elected at the 1998 Annual Meeting will serve until the next Annual Meeting or until their respective successors are duly elected and qualified.

1.       ELECTION OF DIRECTORS (PROPOSAL 1)

         Set forth below is certain information with respect to each of the nominees for the office of director and each other executive officer of the Company.

         Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the following eight nominees: David A. Brandon, Mark C. Davis, Ambassador Jon M. Huntsman, Jr., Larry L. Johnson, Brian
M. Powers, Robert L. Recchia, Alan F. Schultz and Ambassador Faith Whittlesey. Each nominee for director has consented to serve on the Board of Directors and will be elected by a plurality of the votes cast at the Annual Meeting. If any (or all) such persons should be unavailable or unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Stockholders may withhold authority to vote for any nominee by marking the "Exceptions" box on the proxy card and by entering the name of such nominee in the space provided for such purpose on the proxy card.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES NAMED HEREIN.

DIRECTORS

         David A. Brandon, 45, is Chief Executive Officer, President and Chairman of the Board of Directors of Valassis. Mr. Brandon was elected President and a director of Valassis in October 1991 and has served as a director since that time. He was appointed Chairman of the Board of Directors of Valassis in July, 1997. He served as Executive Vice President and Chief Operating Officer of Valassis Inserts, Inc. ("Inserts") from 1986 through July 1989, and President and Chief Executive Officer of Inserts from July 1989 until its merger with Valassis.

        Mark C. Davis, 38, was elected a director of Valassis in June 1992. He has been a Managing Director and Head of Global Mergers and Acquisitions of Chase Bank since March 1996. Mr. Davis was a Managing Director in Investment Banking at Salomon Brothers Inc. from January 1993 until March 1996. Prior to that, he was a Director of Investment Banking at Salomon Brothers Inc. from January 1990, after serving as a Vice President from April 1989. Prior to that, he was a Vice President of Investment Banking at Kidder, Peabody & Co. Inc., since 1986.

         Ambassador Jon M. Huntsman, Jr. 38, has served as a director of Valassis since August 1993. Ambassador Huntsman is Vice-Chairman of Huntsman Corporation where he was previously Senior Vice President and General Manager of the International Division. From August 1992 through June 1993, he served as United States Ambassador to the Republic of Singapore. From February 1989 through August 1991, Ambassador Huntsman served as Deputy Assistant Secretary of Commerce in the International Trade Administration, and later as Deputy Assistant Secretary of Commerce for East Asian and Pacific Affairs. He currently serves as a director of Owens-Corning Company, Huntsman Specialty Chemicals Corporation, Huntsman Corporation, Huntsman Packaging Corporation, as well as other affiliated Huntsman entities and various other entities.

         Larry L. Johnson, 45, has served as a director of Valassis since September 1997. Mr. Johnson has been self employed, since 1991, at Lightning Ridge Enterprises, Inc., a real estate investment holding company. In addition, Mr. Johnson served as the President and Chief Operating Officer of Valassis from 1984 until 1989.

         Brian M. Powers, 48, has served as a director of Valassis since February 1993 and served as Chairman of the Board of Valassis from February 1993 until July 1997. Since March 1993, Mr. Powers has served as Chief Executive Officer of Consolidated Press Holdings Ltd., a diversified holdings concern. Mr. Powers served as Managing Director of Publishing and Broadcasting Limited since November 1994 and in March 1996, Mr. Powers was appointed Chairman of the board of directors of such company. Publishing and Broadcasting Limited is a major Australian media company with interests in television, magazines, newspapers and movies. From March 1991 to March 1993, he was a general partner in Hellman & Friedman, a San Francisco-based investment firm. In addition, he was a partner in James D. Wolfenson Incorporated, a New York merchant bank from March 1989 through March 1991. Prior to that, he was, until December 1988, the Managing Director of the Jardine Matheson Group of companies in Hong Kong.

         Robert L. Recchia, 41, has been Chief Financial Officer, Treasurer and a director of Valassis since October 1991, and was Chief Financial Officer and Treasurer of Inserts from December 1986 until its merger with Valassis.

         Alan F. Schultz, 39, has served as a director of Valassis since December 14, 1995 and as Executive Vice President and Chief Operating Officer since January 1, 1996. Prior to that, he served as Executive Vice President of Sales and Marketing of Valassis since 1992, and served as Group Vice President of the Sales Operations Division at Inserts from 1986 through 1992. Mr. Schultz has held positions as Director of Insert Operations and Vice President of the Central Sales Division at Inserts, since joining Inserts in 1984 until its merger with Valassis.

         Ambassador Faith Whittlesey, 59, was elected a director of Valassis in January 1992. She has had a long career in government, law and politics at local, state and national levels. She has served as President of the American Swiss Foundation, headquartered in New York, since 1989. She served as U.S. Ambassador to Switzerland from 1981 to 1983, and from 1985 to 1988. From 1983 to 1985, Ambassador Whittlesey was a member of the Senior White House Staff. Ambassador Whittlesey serves as a member of the Board of Directors of the Sunbeam Corporation and of the Advisory Board of Nestle USA, Inc.

ADDITIONAL EXECUTIVE OFFICERS

         In addition to the executive officers who are listed as being directors of Valassis, Valassis has the following executive officers:

         Barry P. Hoffman, 56, has served as Vice President, General Counsel and Secretary of Valassis since July 1991, and was a director from October 1991 through January 1992. Mr. Hoffman was Group Vice President, General Counsel and Secretary of Inserts from December 1986 until its merger with Valassis, and served as a director of Inserts from October 1991 until January 1992.

         Richard N. Anderson, 53, has served as Executive Vice President of Manufacturing and Media of Valassis since 1992 and served as Group Vice President of Inserts from 1986 through 1992. Until its merger with Valassis, Mr. Anderson held various management positions with Inserts, including Division Vice President and Vice President of Manufacturing, since joining Inserts in 1982.

The following table sets forth certain information concerning beneficial ownership of the Company's Common Stock by the directors, the five executive officers named under the heading "SUMMARY COMPENSATION TABLE," and all directors and executive officers as a group, as of February 11, 1998. The address of Brian
M. Powers is Consolidated Press Holdings Limited, 54-58 Park Street, Sidney, N.S.W., Australia 2000. The address of Mark C. Davis is Chase Bank, 270 Park Avenue, New York, NY 10017. The address of Faith Whittlesey is Mountain Lake, PO Box 3651, Lake Wales, FL 33859. The address of Jon M. Huntsman, Jr. is 200 Eagle Gate Tower, Salt Lake City, UT 84111. The address of Larry L. Johnson is 3129 Interlaken, West Bloomfield, MI 48323. The address of all other persons listed below is 19975 Victor Parkway, Livonia, MI 48152.

                                          Shares Beneficially
Name                                           Owned(1)            Percent
--------------------------------------------------------------------------

Richard N. Anderson                            23,179(2)             *
David A. Brandon                              279,732(3)             *
Mark C. Davis                                   3,380(4)             *
Barry P. Hoffman                               14,300(5)             *
Jon M. Huntsman, Jr.                            3,130(6)             *
Larry L. Johnson                                  324(7)             *
Brian M. Powers                                   502(8)             *
Robert L. Recchia                              56,666(9)             *
Alan F. Schultz                               93,857(10)             *
Faith Whittlesey                               3,880(11)             *
All executive officers and                   495,350(12)           1.2%
directors as a group
(10 persons)
------------------------
*        Less than 1.0%

(1) Unless otherwise noted, each director and executive officer has sole voting and investment power with respect to the shares shown as beneficially owned by him or her.

(2) Does not include options to purchase 75,000 shares of Common Stock granted to Mr. Anderson as of December 2, 1997, which options are subject to stockholder approval of Amendment No. 4 to the 1992 LTIP for additional options at the 1998 Annual Meeting.

(3) Includes the right to acquire 211,324 shares of Common Stock within 60 days upon the exercise of outstanding options. Does not include options to purchase 150,000 shares of Common Stock granted to Mr. Brandon as of December 2, 1997, which options are subject to stockholder approval of Amendment No. 4 to the 1992 LTIP for additional options at the 1998 Annual Meeting.

(4) Does not include options to purchase 2,000 shares of Common Stock granted to independent directors, including Mr. Davis, as of December 2, 1997, which options are subject to stockholder approval of Amendment No. 4 to the 1992 LTIP at the 1998 Annual Meeting. See "Director Compensation."

(5) Does not include options to purchase 20,000 shares of Common Stock granted to Mr. Hoffman as of December 2, 1997, which options are subject to stockholder approval of Amendment No. 4 to the 1992 LTIP for additional options at the 1998 Annual Meeting.

(6) Does not include options to purchase 2,000 shares of Common Stock granted to independent directors, including Mr. Huntsman, Jr., as of December 2, 1997, which options are subject to stockholder approval of Amendment No. 4 to the 1992 LTIP at the 1998 Annual Meeting. See "Director Compensation."

(7) Does not include options to purchase 2,000 shares of Common Stock granted to certain independent directors, including Mr. Johnson, as of December 2, 1997, which options are subject to stockholder approval of Amendment No. 4 to the 1992 LTIP at the 1998 Annual Meeting. See "Director Compensation."

(8) Does not include options to purchase 2,000 shares of Common Stock granted to independent directors, including Mr. Powers, as of December 2, 1997, which options are subject to stockholder approval of Amendment No. 4 to the 1992 LTIP at the 1998 Annual Meeting. See "Director Compensation."

(9) Includes the right to acquire 46,956 shares of Common Stock within 60 days upon the exercise of outstanding options. Does not include options to acquire 50,000 shares of Common Stock granted to Mr. Recchia as of December 2, 1997, which options are subject to stockholder approval of Amendment No. 4 to the 1992 LTIP for additional options at the 1998 Annual Meeting.

(10) Includes the right to acquire 63,357 shares of Common Stock within 60 days upon the exercise of outstanding options. Does not include options to acquire 125,000 shares of Common Stock granted to Mr. Schultz as of December 2, 1997, which options are subject to stockholder approval of Amendment No. 4 to the 1992 LTIP for additional options at the 1998 Annual Meeting.

(11) Does not include options to purchase 2,000 shares of Common Stock granted to all independent directors, including Ms. Whittlesey, as of December 2, 1997, which options are subject to stockholder approval of Amendment No. 4 to the 1992 LTIP at the 1998 Annual Meeting. See "Director Compensation."

(12) This number includes currently exercisable options to purchase 321,637 shares of Common Stock pursuant to the Company's 1992 LTIP as amended. In accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, the 321,637 shares of Common Stock for which the Company's directors and executive officers as a group hold currently exercisable options have been added to the total number of issued and outstanding shares of Common Stock solely for the purpose of calculating the percentage of such total number of issued and outstanding shares of Common Stock beneficially owned by such directors and executive officers as a group.

                       OPERATION OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 1997, the Board of Directors of the Company held four regularly scheduled meetings and two special meetings (respecting the Offerings, as described more fully herein). Each director attended at least 75% of the meetings held by the Board of Directors during the period in which such director served, including the meetings held by the committees on which such director served.

COMMITTEES OF THE BOARD

         The standing committees of the Board of Directors include the Executive Committee, the Audit Committee and the Compensation/Stock Option Committee (each, a "Board Committee," collectively, the "Board Committees"). Each member of each Board Committee was nominated and appointed (or reappointed, as the case may be) at the September 23, 1997 meeting of the Board of Directors of the Company.

         The Executive Committee, whose members are David A. Brandon, Mark C. Davis, Larry L. Johnson and Alan F. Schultz, is generally authorized to exercise the powers of the Board of Directors in the management of the Company; provided, however, that the Executive Committee does not have the authority to declare dividends, amend the certificate of incorporation of the Company, adopt an agreement of merger or consolidation, recommend the disposition of all or substantially all the Company's assets or recommend the dissolution of the Company. The Executive Committee did not meet during the fiscal year ended December 31, 1997.

         The Audit Committee, whose members are Mark C. Davis, Jon M. Huntsman, Jr. and Larry L. Johnson recommends the selection of independent auditors, discusses and reviews the scope and the fees of the prospective annual audit and reviews the results thereof with the independent auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company and reviews management's procedures and policies relevant to the adequacy of the Company's internal accounting controls and compliance with Federal and state laws relating to accounting practices. The Audit Committee met twice in the fiscal year ended December 31, 1997.

         The Compensation/Stock Option Committee, whose members are Mark C. Davis, Brian M. Powers and Ambassador Faith Whittlesey, administers the 1992 LTIP, the Senior Executives Annual Bonus Plan, the Executive Restricted Stock Award Plan and the Employee and Director Restricted Stock Award Plan, and reviews and approves the annual salary, bonus and other benefits, direct or indirect, of the members of senior management of the Company. The Compensation/Stock Option Committee is composed of non-employee directors as such term is defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. During the fiscal year ended December 31, 1997, the Compensation/Stock Option Committee met twice.

                              DIRECTOR COMPENSATION


         Currently, directors who are not employees of the Company or its affiliates ("each, an Independent Director") each receive an annual fee of $40,000, plus expenses, for serving as directors of the Company. During 1997, fifty percent (50%) of such annual fee of the non-employee directors was paid in the form of restricted stock pursuant to the Company's Employee and Director Restricted Stock Award Plan.

         Pursuant to the recommendation of the Compensation/Stock Option Committee, the Board of Directors, at its meeting of December 2, 1997, approved changes in the plan of compensation for independent directors ("1998 Independent Director Compensation Plan").

         In accordance with the 1998 Independent Director Compensation Plan, each Independent Director will receive the following in 1998: (i) a fee of $34,000, comprised of $14,000 in cash plus an annual grant of restricted stock, pursuant to the Company's Employee and Director Restricted Stock Award Plan, having an aggregate fair market value equal to $20,000, granted on a pro-rated quarterly basis ("Independent Director Fee"); (ii) a Board of Director meeting fee, in addition to the Independent Director Fee, of $2,000 per meeting attended, $1,000 per telephonic meeting attended; (iii) a committee meeting fee, in addition to the Independent Director Fee, of $1,000 per meeting attended, $500 per telephonic meeting attended, payable only if such committee meeting is not scheduled in conjunction with (just before or after) a Board of Directors meeting (telephonic meeting fees will be paid on a pro-rated basis if an Independent Director does not participate via telephone for the entire meeting); and (iv) 2,000 stock options, granted on December 2, 1997, and on an annual basis thereafter, with a one year vesting requirement (beginning and effective January 1, 1998 and on the 1st of January each year thereafter). The annual grant of 2,000 stock options for each Independent Director is subject to stockholder approval of Amendment No. 4 of the 1992 LTIP at the Annual Meeting.

         Directors who are employees of the Company or its affiliates do not receive any cash compensation for their services as a director. Accordingly, Messrs. Brandon, Recchia and Schultz are not compensated as such for their services as directors.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange ("NYSE"). Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied, except for a Form 3 required to be filed by Larry L. Johnson upon his appointment to the Board of Directors of the Company, which was subsequently filed with the SEC and NYSE on October 25, 1997.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table sets forth the compensation of David A. Brandon, the Chief Executive Officer and President of the Company and the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for the Company's last three (3) completed fiscal years.
                           SUMMARY COMPENSATION TABLE



                                                 Annual Compensation                               Long-Term
                                                 ------------------                               Compensation
                                                                                                  ------------
                                                                                        Awards
                                                                                        ------
                                                                                      Securities

                                                                                      Underlying  Profit
  Name and                                                          Restricted           Stock    Sharing           Other
  Principal                                          Stock Award   Stock Award          Options   Compensation  Compensation
  Position      Fiscal Year          Salary($)(1)    Bonus(4)(2)      ($)(3)            (#)(4)   ($)(5)            $(6)
  --------------------------------------------------------------------------------------------------------------------------
  David A.      December 31, 1997     $1,000,012      $1,000,012      $630,000          150,000   $15,552    $3,512,568
  Brandon       December 31, 1996      1,000,012       1,000,012            --            --       12,000            __
   Chief        December 31, 1995      1,000,000         804,000            --            --       11,250            __
  Executive
   Officer,
  President
   and
  Director

  Alan F.       December 31, 1997        400,010         400,010       157,500          125,000   15,552      2,000,000
  Schultz       December 31, 1996        400,010         400,010       131,250            --      12,000             __
   Executive    December 31, 1995        325,000         261,200            --            --      11,250             __
    Vice
  President
  and Chief
  Operating
   Officer
    and
  Director

  Richard N.    December 31, 1997        320,008         320,008        63,000           75,000   15,552        450,008
  Anderson      December 31, 1996        320,008         320,008        87,500            --      12,000             __
  Executive     December 31, 1995        300,014         241,200            --            --      11,250             __
    Vice
  President

  Barry P.      December 31, 1997        287,508         287,508        63,000          20,000    15,552        400,000
  Hoffman       December 31, 1996        287,508         287,508        61,250            --      12,000             __
   Vice         December 31, 1995        287,508         231,150            --            --      11,250             __
  President
   General
   Counsel
     and
  Secretary

  Robert L.     December 31, 1997        287,508         287,508        63,000          50,000    15,552        700,000
  Recchia       December 31, 1996        287,508         287,508        61,250            --      12,000             --
   Chief        December 31, 1995        287,508         231,150            --            --      11,250             --
  Financial
   Officer,
  Treasurer
    and
  Director

(1) Salary includes all before-tax contributions by the executive to the Company's Employees' 401(k)Retirement Savings Plan.

(2) The figures reported in the bonus column represent amounts earned and accrued for each year and do not include amounts paid in each year which were earned and accrued in the prior year.

(3) Consists of the value of restricted stock granted under the Company's Employee and Director Restricted Stock Award Plan. All such shares of restricted stock will vest over a three-year period with the restrictions lapsing during that three-year period at 33% for each of the first two years, and 34% during the last year. A recipient of restricted stock under the Employee and Director Restricted Stock Award Plan has the right to receive dividends, if any, during such restricted period. The 7,500 shares of restricted stock with a value of $131,250 in 1996 and $157,000 in 1997 were granted to Mr. Schultz pursuant to his employment agreement. The 30,000 shares of restricted stock with a value of $630,000 were granted to Mr. Brandon pursuant to his employment agreement. See "Employment Agreements." The dollar value set forth for the 1996 and 1997 restricted stock awards represent the market value of the shares on the first business day after the date of the grant ($17.50 on January 2, 1996 and $21.00 on January 2, 1997).

(4) Consists of nonqualified stock options granted on December 2, 1997 in respect of the Company's Common Stock pursuant to the Company's 1992 LTIP. Such options are subject to stockholder approval of Amendment No. 4 to the LTIP at the 1998 Annual Meeting.

(5) Amounts disclosed in this column consist of contributions by the Company on behalf of the executive to the Company's Employees' Profit Sharing Plan.

(6) Represents a special cash bonus paid to each Named Executive Officer by the Selling Stockholder (as defined herein) in connection with the Offerings (as defined herein) in July, 1997. The total amount paid by the Selling Stockholder (including the amounts listed in this table) to certain Valassis executives was $7,300,000. See "Agreements with Affiliates."

         OPTION GRANTS IN LAST FISCAL YEAR TO NAMED EXECUTIVE OFFICERS







                         Individual Grants
                         -----------------
                                                                          Potential realizable
                                                                            value at assumed
                                                                           annual rate of stock
                       Number of      Percent of                            price appreciation
                      securities    total options                             for option term
                      underlying      granted to   Exercise or                ---------------
                    options granted  employees in   base price  Expiration
      Name               (#)         fiscal year     ($/sh)        Date       5%($)      10%($)
      (a)                (b)            (c)           (d)          (e)         (f)         (g)
---------------------------------------------------------------------------------------------------
David A. Brandon         150,000       20%         $30.4375      1/1/08    $2,871,297   $7,276,430
Alan F. Schultz          125,000       16%          30.4375      1/1/08     2,392,748    6,063,692
Richard N. Anderson       75,000       10%          30.4375      1/1/08     1,435,649    3,638,245
Robert L. Recchia         50,000        7%          30.4375      1/1/08       957,099    2,425,477
Barry P. Hoffman          20,000        3%          30.4375      1/1/08       382,840      970,191

------------------------------

*        All options listed herein were granted on December 2, 1997, subject to stockholder approval of Amendment
         No. 4 to the 1992 LTIP at the 1998 Annual Meeting. See "Approval of Amendment No. 4 to the 1992 LTIP
         (Proposal 2)."



                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
         AND FISCAL YEAR-END OPTION VALUES TO NAMED EXECUTIVE OFFICERS

                                                             Number of Securities    Value of Unexercised
                                                             Underlying Unexercised  In-the-Money Options
Name                                                         Options at FY-End (#)      FY-End ($) *
                         Shares Acquired
                         on Exercise (#)  Value Realized($)  Exercisable/Unexercisable  Exercisable/Unexercisable
------------------------------------------------------------ ----------------------------------------------------
David A. Brandon                 455,744      $6,018,385.82          911,624/-                $18,232,480/-
Alan F. Schultz                   63,169        $835,655.22       126,357/20,000           $2,527,140/400,000
Richard N. Anderson              155,060      $2,037,822.98        19,466/10,000            $389,320/200,000
Robert L. Recchia                 53,170        $702,185.80          106,356/-                $2,127,120/-
Barry P. Hoffman                 120,060      $1,531,586.34          39,466/-                  $789,320/-


-----------------------------------
* Based on the New York Stock Exchange Composite closing price for the last business day of the 1997 fiscal year ($37.00). All of the stock options granted to the Named Executive Officers have exercise prices of $17.00 per share.

                          STOCK PRICE PERFORMANCE GRAPH

         The following performance graph shows the Company's annual cumulative total shareholder return on its Common Stock for the five full years ending December 31, 1993, 1994, 1995, 1996, and 1997 respectively, based on an assumed investment of $100. The Company's initial public offering of its Common Stock occurred on March 18, 1992 at a price of $17.00 per share. The graph compares the Company's performance with that of the Standard & Poor's S&P 500 Stock Index and a peer group consisting of Advo Inc., Catalina Marketing, R.R. Donnelley & Sons, Interpublic Group of Companies, and Times Mirror.


                   SHAREHOLDER RETURNS (DIVIDENDS REINVESTED)

                                   Indexed Returns Years Ending
[GRAPH]
                   Base
                  Period                          Dec.        Dec.        Dec.
                   3/92       1993      1994      1995        1996        1997

VCI                 100       59.72     66.97     78.13       94.32      165.19
Peer
Group**             100      101.15     99.61    143.52      158.48      206.19
S&P 500
Index               100      110.08    111.53    153.45      188.68      251.63
------------------------------------------

** Heritage Media Corporation, included in the peer group in previous proxy statements of the Company, has been deleted from the peer group due to its 1997 merger into another public corporation.


         This stock price performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation/Stock Option Committee of the Board of Directors of the Company has furnished the following report on executive compensation:

PHILOSOPHY

         The compensation philosophy of the Company is to develop and implement policies that will encourage and reward outstanding financial performance, seek to increase the profitability of the Company, and thereby increase stockholder value. Maintaining competitive compensation levels in order to attract, retain and reward executives who bring valuable experience and skills to the Company is also an important consideration. The Company's executive compensation programs are designed to attract and retain talented individuals and motivate them to achieve the Company's business objectives and performance targets, including increasing long-term stockholder value.

         The Compensation/Stock Option Committee of the Board of Directors is composed of the three directors listed below. Working with the Company, the Compensation/Stock Option Committee develops and implements compensation plans for the Company's executive officers.

COMPENSATION STRUCTURE

         The Compensation/Stock Option Committee believes that it is in the best interests of the Company and its stockholders that its executive officers be compensated in a manner that provides such officers with a strong incentive to advance both the short-term and long-term interests of the Company. The Compensation/Stock Option Committee, working with management, has instituted a compensation structure which is designed to ensure that a high proportion of compensation is tied in some manner to both short-term and long-term corporate performance. Accordingly, the Company's compensation structure includes both cash-based and equity-based compensation.

         The annual cash compensation of the executive officers, including the chief executive officer, for the year ended December 31, 1997, consisted of annual salary and cash bonuses. The cash bonuses were paid two times a year and were contingent upon the attainment by the Company of meeting semi-annual earnings per share targets that were set by the Committee for the six month period ending June 30, 1997 and for the six-month period ending December 31, 1997. The Committee believes that a target based upon earnings per share emphasizes the Company's commitment to reach and maintain a competitive rate of return on equity and achieve long-term growth in earnings - critical factors for assuring creation of value for its stockholders. Additionally, the Committee believes that by providing for bonuses twice a year instead of annually, a greater sense of urgency will motivate executive officers to meet targets. The specific targets for the Company's fiscal year ended December 31, 1997 which were selected by the Committee are not disclosed herein because the Committee has determined that it is confidential business information, the disclosure of which would have an adverse effect on the Company.

         Non-cash compensation of executive officers for the year ended December 31, 1997, consisted of options granted under the Company's 1992 Long-Term Incentive Plan and restricted stock granted pursuant to the Employee and Director Restricted Stock Award Plan or the Executive Restricted Stock Plan, as the case may be.

         The stock options produce value for executives only if the Company's stock price increases over the option exercise price, which for all options granted to such executives during 1997 is the fair market value of Valassis Common Stock on the date of grant. Although there are no particular targets with respect to executive officers' holdings of stock options, in general, the higher the level of an executive's responsibility, the larger this stock-based component of his or her compensation will be. In order to assure the retention of high-level executives and to tie compensation of those executives to the creation of long-term value for stockholders, the Compensation/Stock Option Committee provides that these stock options generally vest in equal portions over a five-year period.

         The Committee believes that grants of restricted stock further a sense of stock ownership by executive officers and give the Company a significant advantage in retaining key executives. Moreover, the Committee believes that restricted stock is a particularly appropriate vehicle for executives whose salaries are more fully developed and thus are used by the Company, in some cases, in lieu of salary increases. In order to assure the retention of high-level executives and to the compensation of those executives to the creation of long-term value for stockholders, the Compensation/Stock Option Committee provides that the restricted stock granted to executives in lieu of salary increase vests in approximately equal portions over a three-year period.

         All other compensation of executive officers consists of participation in the Valassis Employees Profit Sharing Plan and its 401(k) Plan. In addition, all employees are eligible to participate in the Company's Employee Stock Purchase Plan. In order to further the objective of incentivizing the executive officers to increase their Valassis stock ownership, during 1997 the Committee increased the Company's match of Valassis stock purchased by employees under the Plan from 15% of such purchases to 25% of such purchases.

         The compensation of each executive officer is based on an annual review of such officer's performance by the chief executive officer and his recommendations to the Compensation/Stock Option Committee. In establishing and administering the variable elements in the compensation of the Company's executive officers, the Compensation/ Stock Option Committee tries to recognize individual contributions, as well as overall business results. Compensation levels are also determined based upon the executive's responsibilities, the efficiency and effectiveness with which he or she marshals resources and oversees the matters under his or her supervision, and the degree to which he or she has contributed to the accomplishments of major tasks that advance the Company's goals. The Company's financial performance is a key factor that affects the overall level of compensation for executive officers.

EXECUTIVE OFFICER COMPENSATION

         Each of the Company's executive officers is currently employed pursuant to a multi-year employment agreement, the purpose of which is to retain the services of such officer for an extended period and to protect the Company with the establishment of no compete/no raid obligations for former executives. The length of time employment agreements are extended into the future is a result of a variety of factors, including the staggering of expiration dates of other executive employment agreements, the roles and responsibilities of the executive and a risk assessment of the executive being hired by a competitor of Valassis. The minimum compensation to which each executive officer was entitled for 1997 is specified in the employment agreement, and the bonuses, which are a major part of an executive's cash compensation, were based on the achievement by the Company of certain earnings per share targets. No bonus is earned unless a percentage of the earnings per share target with respect to each semi-annual period determined by the Committee has been met by the Company. No aggregate bonus may exceed 100 percent of an executive's annual base salary. Based on the Company's earnings per share performance for 1997, each executive received approximately 100 percent of his potential bonus.

         Stock options and restricted stock are awarded to the executives by the Compensation/Stock Option Committee. In determining the size of option and restricted stock awards for a particular executive officer, the Compensation/Stock Option Committee considers the amount of stock options and restricted stock previously awarded to other executive officers in a like position in addition to the other compensation considerations discussed above.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Brandon is employed under an employment agreement which expires on December 31, 2000 and provides for a ten-year consulting period thereafter on the terms and conditions described therein. The level of Mr. Brandon's salary and the semi-annual bonus to which he may be entitled for the fiscal year ended December 31, 1997 is set forth in his employment agreement. The amount of Mr. Brandon's aggregate bonuses for the fiscal year ended December 31, 1997 was based on the achievement by the Company of certain semi-annual earnings per share targets set by the Compensation/Stock Option Committee. No bonus is earned unless at least 70 percent of the earnings per share target has been met by the Company. Based on the Company's earnings per share performance for 1997, Mr. Brandon received approximately 100 percent of his potential bonus, or $1,000,000. In addition, pursuant to his employment agreement, Mr. Brandon is eligible to receive 30,000 shares of restricted stock under the Executive Restricted Stock Award Plan each year commencing with 1996 and ending December 31, 2000 if the Compensation/Stock Option Committee determines that 70% or more of the Company's performance targets have been met. Based upon the Company's 1997 earnings per share performance, Mr. Brandon received 30,000 shares of restricted stock.

         During the fiscal year ended December 31, 1997, Mr. Brandon was paid a salary at a rate of $1 million per year under his employment agreement. The Committee believes that Mr. Brandon's salary is reasonable in light of Mr. Brandon's outstanding leadership through the years. The Committee believes that Mr. Brandon's compensation level reflects the Committee's confidence in Mr. Brandon and the Company's desire to retain Mr. Brandon's outstanding talents at the head of the Company.


         The Compensation/Stock Option Committee is confident that the payment by the Company of Mr. Brandon's annual bonus for 1997, in addition to the 30,000 shares of restricted stock, as well as the payment of future annual bonuses and future grants of restricted stock to Mr. Brandon, if any, will constitute "qualified performance-based compensation," as described in Section 162(m) of the Internal Revenue Code, as amended. Section 162(m), with certain exceptions, prohibits the deductibility of any compensation paid to the chief executive officer and the four other highest paid executives of the Company to the extent that such executive's compensation exceeds $1 million. Qualified performance-based compensation is not limited by Section 162(m), however, and the Committee believes that any bonus paid to Mr. Brandon with respect to subsequent fiscal years will be fully deductible by the Company.

         The Compensation/Stock Option Committee believes that the Company's most direct competitors for executive talent are not necessarily the same companies with which the Company would be compared for stock performance purposes. Many of the businesses with which the Company competes for executive talent are substantially larger and have greater financial resources than the Company. The Committee believes that one of the Company's most direct competitors is a non-publicly traded company for which no information regarding stock performance or executive compensation is available.

         The Compensation/Stock Option Committee feels that actions taken regarding executive compensation are appropriate in view of the individual and corporate performance.

         This report by the Compensation/Stock Option Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                       COMPENSATION/STOCK OPTION COMMITTEE
                           Ambassador Faith Whittlesey
                                  Mark C. Davis
                                 Brian M. Powers

COMPENSATION/STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 1997, Mark C. Davis, Brian M. Powers and Ambassador Faith Whittlesey served on the Compensation/Stock Option Committee. No committee member was involved in an interlocking relationship nor insider participation with respect to the Compensation/Stock Option Committee.



                              EMPLOYMENT CONTRACTS


         On January 20, 1992, Inserts (which was merged with Valassis in March
1993) and Consolidated Press Holdings Limited ("CPH") entered into an employment agreement with Mr. David A. Brandon, and Valassis and Inserts entered into employment agreements with Mr. Robert L. Recchia and Mr. Barry P. Hoffman, and on February 11, 1992, the Boards of Directors of Valassis and Inserts approved employment agreements for Mr. Richard N. Anderson and Mr. Alan F. Schultz (each, as amended an "Employment Agreement," and collectively, such employment agreements as amended, the "Employment Agreements"). The following summary of certain provisions of the Employment Agreements does not purport to be complete and is subject to and is qualified in its entirety by reference to the Employment Agreements. Copies of the Employment Agreements are incorporated by reference to the Company's Form 10-K and are available as described under "Available Information."

         Mr. Brandon's Employment Agreement is effective through December 31, 2000 (the "Employment Period") and provides for an annual base salary through such date of not less than $1,000,000. The Board of Directors may increase such salary as it deems to be necessary or desirable. Pursuant to the terms of his Employment Agreement, Mr. Brandon may be entitled to a bonus of up to $500,000 for each six-month period if the Company achieves certain earnings per share targets set by the Compensation/Stock Option Committee. In addition, Mr. Brandon is eligible to receive 30,000 shares of restricted stock under the Executive Restricted Stock Award Plan each year commencing with 1996 and ending December 31, 2000 if the Compensation/Stock Option Committee determines that 70% or more of the Company's performance target for such year has been met. See "Compensation/Stock Option Committee Report on Executive Compensation."

         In addition, Mr. Brandon's Employment Agreement provides for a consulting period whereby Mr. Brandon will serve as a consultant to the Company for a period of ten years following the Expiration of the Employment Period (as defined therein). In the event of an early termination of the Employment Period under various circumstances, the Employment Agreement contains provisions which either require, or give the Company the option to, retain Mr. Brandon as a consultant for the balance of the Employment Period and for the consulting period. Mr. Brandon's Employment Agreement provides that during the consulting period, the Company will pay Mr. Brandon his annual base salary in effect at the end of the Employment Period for the first three years of the consulting period and will then pay Mr. Brandon one-half of such annual base salary for an additional seven years thereafter. He is also entitled to participate in, and continue during the consulting period to participate, in all of the fringe benefits to which he was entitled at the time of his termination. In the event of an early termination of the Employment Period, the Employment Agreement contains provisions for Valassis to pay Mr. Brandon his full base salary for the balance of the Employment Period and for an additional three years thereafter and then pay to Mr. Brandon one-half of his annual base salary for an additional seven years thereafter. If Mr. Brandon terminates his employment without Good Reason (as defined in his Employment Agreement), the consulting period may be, at the option of the Company, extended for increments of at least two years (but no longer than an aggregate of ten years). During the Employment Period and any consulting period, Mr. Brandon is prohibited from competing with the Company as described below.

         During the fiscal year ended December 31, 1997, the Company extended Mr. Hoffman's Employment Agreement through June 30, 1999. The other Employment Agreements for Mr. Schultz, Mr. Anderson and Mr.

Recchia expire on December 31, 1999, June 30, 1999 and September 30, 1999, respectively. Pursuant to their respective Employment Agreements, Mr. Hoffman and Mr. Recchia are each entitled to an annual base salary equal to $287,500. Mr. Anderson's Employment Agreement provides that he is entitled to an annual base salary equal to $320,000. Mr. Schultz's Employment Agreement provides that he is entitled to an annual base salary equal to $400,000. In addition, Mr. Schultz's Employment Agreement provides that he is entitled to receive 7,500 shares of restricted stock for each year during the term of his Employment Agreement pursuant to the Employee and Director Restricted Stock Award Plan. Pursuant to the terms of their respective Employment Agreements, all of these executives may be entitled to semi-annual bonuses of up to 50% of their annual salary if the Company achieves certain performance targets set by the Compensation/Stock Option Committee. See "Compensation/Stock Option Committee Report on Executive Compensation."

         Under the terms of all five of the Employment Agreements for the Named Executive Officers, if Valassis terminates any of the executives' employment other than for Cause (as defined in the respective Employment Agreements), or if the executive terminates his employment for Good Reason (as defined in the respective Employment Agreements), then Valassis shall continue to pay such executive a base salary for the duration of the term of his Employment Agreement, a lump sum cash bonus in an amount equal to two times his maximum semi-annual cash bonus for the current six-month period (whether or not earned), the executive's pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period), any deferred compensation and any accrued vacation pay to the date of termination. In the case of Mr. Brandon, Valassis shall also pay to him an amount equal to the fair market value of the Company's Common Stock on the date of termination multiplied by the product of the number of years in any severance period and 30,000. The Employment Agreements provide that, under certain circumstances, Valassis shall also maintain the executive's participation in all employee welfare and medical benefit plans in which the executive was eligible to participate at the time of his termination.

         In the event of a termination by reason of death or disability of an executive officer (as defined in the respective Employment Agreements), Valassis shall pay to such executive or his estate in a lump sum his annual base salary through the date of termination, an amount equal to the executive's pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period), any deferred compensation and any accrued vacation pay to the date of termination. In addition, Mr. Brandon's Employment Agreement provides that in the event that Mr. Brandon becomes disabled, Valassis will pay to Mr. Brandon the difference between the amount payable to Mr. Brandon under Valassis' long-term disability insurance policy then in effect and 60 percent of Mr. Brandon's base salary then in effect until Mr. Brandon reaches the age of 65.

         If Valassis terminates the employment of any of the foregoing executive officers for Cause, or any such executive officer terminates his employment with the Company without Good Reason, the Company shall pay such executive officer any compensation earned through the date of termination and any previously deferred compensation, and the Company shall then have no further obligations to such executive officer under his Employment Agreement.

         Under the terms of their Employment Agreements, the executive officers are prohibited from competing with the Company during the periods of their scheduled employment with the Company. In the case of Mr. Brandon, the non-compete period extends during any consulting period, if any, with the Company. In the case of Messrs. Anderson, Schultz, Hoffman and Recchia this non-competition provision may continue for up to two years following the scheduled termination of their respective employment, at the Company's option, during which period the Company is required to pay such executives, as applicable, their annual base salaries.

         While there are no specific change of control arrangements in the Employment Agreements, a change of control of Valassis could result in one or more of the executives being terminated other than for Cause, or one or more of the executives terminating his employment for Good Reason. In either of such events, the severance arrangements described above would apply.

2.APPROVAL OF AMENDMENT NO. 4 TO THE 1992 LTIP (PROPOSAL 2)

         On December 2, 1997, the Compensation/Stock Option Committee recommended and the Board of Directors approved Amendment No. 4 to the Valassis Communications, Inc. 1992 LTIP to increase the number of shares of Common Stock authorized for issuance under the 1992 LTIP from 3,028,947 shares to 3,778,947 shares (the "Amendment"). On December 2, 1997, in contemplation of the increase in the number of shares proposed to be available for issuance by the Company, the Company granted options to purchase 610,000 additional shares of Common Stock to certain executives, independent directors and key employees of the Company, subject to stockholder approval of Amendment No. 4 to the 1992 LTIP at the 1998 Annual Meeting.

         As of December 2, 1997, 30,993 shares were available for future grants under the 1992 LTIP. The Board of Directors believes that it is in the best interests of the Company and its stockholders to approve the Amendment to allow the Company to continue to grant additional options under the 1992 LTIP in order to help the Company secure and retain the services of key employees.

DESCRIPTION OF THE 1992 LTIP AND AMENDMENT NO. 4

         The Company adopted the 1992 LTIP in order to motivate qualified employees of Valassis and its affiliates, to assist Valassis and its affiliates in attracting employees and to align the interests of such persons with those of the stockholders of Valassis. As of April 1, 1998, 64 employees held options under the 1992 LTIP and an additional 56 individuals, comprised of employees and non-employee directors, were granted options subject to the approval by the stockholders of this Amendment. As of such date, 130 employees and non-employee directors were eligible to participate in the 1992 LTIP.


         A full copy of the proposed Amendment is attached as Exhibit A to this Proxy Statement. The major features of the plan are summarized below. The description provided below is qualified in its entirety by reference to the actual 1992 LTIP and its amendments which have been previously filed with the Securities and Exchange Commission, copies of which are available as described under "Available Information."

         The 1992 LTIP provides for the grant of "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and for the grant of nonqualified stock options ("Nonqualified Options") to officers, key employees, independent directors, consultants and independent contractors of Valassis and its affiliates. The 1992 LTIP is administered by the Compensation/Stock Option Committee.

         The 1992 LTIP currently authorizes the issuance of options to purchase a maximum of 3,028,947 shares of Common Stock which may be either newly issued shares, treasury shares, reacquired shares, shares purchased in the open market or any combination thereof, as adjusted for certain changes in the capitalization of the Company. If any stock option under the 1992 LTIP terminates, expires unexercised, or is cancelled, the shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new stock options.

         All officers, key employees, independent directors, consultants and independent contractors of Valassis and its affiliates are eligible to participate in the 1992 LTIP. The Committee has exclusive discretion to select the participants to whom stock options will be granted and to determine the type, size, terms and conditions under which each stock option may be exercisable, and the expiration date of each option. The Committee also has exclusive discretion to make all other determinations which it deems necessary or desirable in the interpretation and administration of the 1992 LTIP.

         Stock options are not transferable during the participant's lifetime and generally expire not later than ten years after the date on which they are granted. The exercise price may not be less than 100% of the fair market value of the shares of Common Stock outstanding on the date the option is granted, except that, in the case of an Incentive Stock Option, the exercise price may be not less than 110% of the fair market value of the Common Stock on the date the stock option is granted in the case of any optionee who at the time of grant owns, directly or by attribution, more than 10% of the combined voting power of all classes of capital stock of the Company (a "ten percent owner optionee"). In addition, the term of an Incentive Stock Option for a ten percent owner optionee cannot exceed five years from the date of grant. The aggregate fair market value (determined at the time the option is granted) of the Common Stock granted as Incentive Stock Options to an optionee that may become exercisable for the first time during any calendar year cannot exceed $100,000 (or such other limit as may be imposed by the Code). Payment of the exercise price must be made in full at the time of exercise in cash, by tendering to the Company shares of Common Stock previously acquired by the optionee having a fair market value equal to the exercise price, by a combination thereof, or in such other form as the Committee may determine in its discretion.

         No stock option may be exercised unless the holder has been, at all times during the period from the date of grant through the date of exercise, employed by or performing services for Valassis or one of its affiliates, provided that the Committee may determine, in its discretion, that such exercise may be made for certain periods following the date on which a participant ceases to be employed by or performing services for Valassis or one of its affiliates by reason of retirement, disability, death or otherwise.

         The Committee may permit a participant to elect to pay taxes required to be withheld with respect to a stock option in any appropriate manner (including, without limitation, by the surrender to the Company of shares of Common Stock owned by such person or that would otherwise be distributed, or have been distributed, as the case may be, pursuant to the exercise of such stock option).

         The 1992 LTIP provides that upon the occurrence of a "change in control," all outstanding stock options become fully exercisable. A "change of control" is deemed to have occurred if (a) any person becomes a beneficial owner of securities of the Company representing more than 50 percent of the voting power; (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including any new director whose election was approved by the majority vote of directors who were the directors at the beginning of the period), cease for any reason to constitute a majority; (c) the stockholders of the Company approve a merger or consolidation of the Company pursuant to certain conditions; or (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition of substantially all of the Company's assets. In addition, the Committee, in its discretion, may, at any time, accelerate the exercisability of any stock option.

         The Board of Directors may amend the 1992 LTIP at any time and from time to time for any purpose consistent with the goals of the 1992 LTIP, but any such amendment is subject to stockholder approval where the absence of such stockholder approval would adversely affect the compliance of the 1992 LTIP with Rule 16b-3 promulgated under the Exchange Act, or other applicable laws or regulations.

         The Amendment would increase the total number of shares which may be subject to options granted under 1992 LTIP by 750,000 shares from 3,028,947 to 3,778,947.

FEDERAL INCOME TAX CONSEQUENCES

         A. Incentive Stock Options. The following general rules are applicable to holders of Incentive Stock Options and to the Company for Federal income tax purposes under existing law:

                 1. Generally, no taxable income results to the optionee upon the grant of an Incentive Stock Option or upon the issuance of shares to him or her upon exercise of the Incentive Stock Option.
                 2. No tax deduction is allowed to the Company upon either grant or exercise of an Incentive Stock Option under 1992 LTIP.
                 3. If shares acquired upon exercise of an Incentive Stock Option are not disposed of prior to the later of: (i) two years following the date the Incentive Stock Option was granted; or (ii) one year following the date the shares are transferred to the optionee pursuant to the exercise of the Incentive Stock Option ("Requisite Holding Period"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.
                 4. If shares acquired upon exercise of an Incentive Stock Option are disposed of before the expiration of the Requisite Holding Period, described in A(3) herein (a "disqualifying disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the Incentive Stock Option over the exercise price; or (ii) the difference between the disqualifying disposition sales price of the shares and the exercise price, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.
                 5. In any year that an optionee recognizes compensation income on a disqualifying disposition of shares acquired by exercising an Incentive Stock Option, the Company will generally be entitled to a corresponding deduction for income tax purposes.
                 6. Any excess of the amount realized by the optionee as the result of a disqualifying disposition over the sum of: (i) the exercise price; and (ii) the amount of ordinary income recognized under the above rules will be treated as either a long-term or short-term capital gain, depending upon the time elapsed between receipt and disposition of such shares disposed of.
                 7. The bargain element at the time of exercise of an Incentive Stock Option, i.e., the amount by which the fair market value of the Common Stock acquired upon exercise of the Incentive Stock Option exceeds the exercise price, may be taxable to the optionee under the "alternative minimum tax" provisions of the Code.

         B. Nonqualified Options. The following general rules are applicable to holders of Nonqualified Options and to the Company for Federal income tax purposes under existing law:

                  1. The optionee does not realize any taxable income upon the grant of a Nonqualified Option, and the Company is not allowed a business expense deduction by reason of such grant.
                  2. The optionee will recognize ordinary compensation income at the time of exercise of a Nonqualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.
                  3. In general, the Company will be entitled to a tax deduction when compensation is recognized by the optionee.

OPTIONS OUTSTANDING UNDER THE 1992 LTIP

         As of April 1, 1998, Nonqualified Options to acquire 846,831 shares of Common Stock were outstanding under the 1992 LTIP (excluding the options granted to certain employees and independent directors of the Company on December 2, 1997, subject to stockholder approval at the 1998 Annual Meeting). The Company has not granted any Incentive Stock Options to date. Most of the Nonqualified Options have an exercise price equal to the fair market value of Valassis Common Stock on the date of grant. Of the total number of Nonqualified Options outstanding (excluding the options granted to certain employees subject to stockholder approval), 542,409 were vested as of April 1, 1998.

         The following table sets forth information regarding the number of shares subject to options granted under the 1992 LTIP (not including the options granted to certain employees and independent directors of the Company) as of February 24, 1998 to: (i) all executive officers named in the Summary Compensation Table; (ii) all current executive officers as a group; and (iii) all employees, including all current executives who are not executive officers, as a group (excluding the options granted to certain employees and independent directors on December 2, 1997 subject to stockholder approval at the Annual Meeting).

                                                                                                                 Number of Shares
 Name                                                      Position                                              Subject to Options
-----------------------------------------------------------------------------------------------------------------------------------
David A. Brandon                                           President and Chief Executive Officer                       211,324


Alan F. Schultz                                            Executive Vice President and Chief Operating Officer         63,357


Richard N. Anderson                                        Executive Vice President of Manufacturing and Media               0


Robert L. Recchia                                          Chief Financial Officer and Treasurer                        46,956


Barry P. Hoffman                                           Vice President, General Counsel and Secretary                     0

All current executive officers as a group (5 persons)                                                                  321,637

All other employees as a group (59 persons)                                                                            220,772


        The number of shares which may be subject to options to be granted to such persons in the future is entirely within the discretion of the Committee and is therefore not determinable at this time.

         The closing price for the Company's Common Stock on April 1, 1998, as reported on the New York Stock Exchange, was $40.69 per share.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT TO THE 1992 LTIP

         Approval by the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is necessary for stockholder approval of the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF AMENDMENT NO. 4 TO THE 1992 LTIP.

3. RATIFICATION OF APPOINTMENT OF AUDITORS (PROPOSAL 3)

         On September 23, 1997, the Company engaged Deloitte & Touche LLP, independent certified public accountants ("Deloitte & Touche"), as the principal accountants to audit the Company's financial statements for the year ending December 31, 1997. Such new accounting firm was engaged in replacement of Ernst & Young LLP, independent auditors ("Ernst & Young"), who had previously been engaged for the same purpose, and whose dismissal was effective the same date. The decision to change the Company's accountants was approved by the Audit Committee of the Company's Board of Directors, was ratified by the Company's Board of Directors and was based on the Company's desire to appoint a new independent auditor after its former majority stockholder, Conpress International (Netherlands Antilles) N.V., (with whom Ernst & Young has had a long-standing working relationship) sold all of its shares of common stock in the Company in the Offerings (as defined below). Such sale took place in July, 1997. See "Agreements with Affiliates."

         The reports of Ernst & Young on the Company's financial statements for the two fiscal years ended December 31, 1996 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the two years ended December 31, 1996 and in the subsequent interim period ended September 23, 1997, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

         The Board of Directors has appointed the firm of Deloitte & Touche as the auditors of the Company for the 1998 fiscal year, subject to the ratification of such appointment by the stockholders at the Annual Meeting.

         If the foregoing appointment of Deloitte & Touche is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next Annual Meeting of Stockholders will be subject to the approval of stockholders at that meeting. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he or she so desire and to respond to appropriate questions.

         Ratification of the selection of Deloitte & Touche as independent public accountants will require the affirmative vote of holders of a majority of the shares of the Common Stock present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF DELOITTE AND TOUCHE.

AGREEMENTS WITH AFFILIATES

         On April 3, 1996, the Board of Directors of the Company authorized the repurchase of up to 5,000,000 shares (the "1996 Share Repurchase Program") of the Company's Common Stock (approximately 11.5% of the then issued and outstanding shares of Common Stock).

         In connection with the Company's 1996 Share Repurchase Program, the Company entered into an agreement with Conpress Cayman, LDC ("Conpress"), the Company's then principal stockholder and the direct holder of 21,200,000 shares of the Common Stock, and its parent, Consolidated Press International Limited, pursuant to which the Company granted to Conpress a series of options (each, an "Option") to sell to the Company on a monthly basis a number of shares of Common Stock up to the number of shares purchased by the Company on the open market in any given month during the period of time that the Company continued its repurchase program (the "Option Agreement"). The Option Agreement was approved by the stockholders at the Annual Meeting held on May 21, 1996. During 1997, the Company repurchased 1,026,200 shares of Common Stock pursuant to repurchase options under the Option Agreement at an average price of $20.83 per share. Due to the fact that the Company has purchased all of the shares eligible to be purchased under the 1996 Share Repurchase Program and due to the fact that the Selling Stockholder (as defined below) has sold all of its shares in the Company, the Option Agreement is no longer in effect.

         On July 8, 1997, Conpress International (Netherlands Antilles) N.V. (formerly known as Conpress), a Netherlands Antilles limited liability company, indirectly owned by CPH, a private Austrian holding company indirectly owned by Kerry B. Packer, (the "Selling Stockholder") sold its entire stock ownership (20,173,800 shares of Common Stock) in the Company at $24 of per share through both a United States Offering and an International Offering (collectively, the "Offerings"). After the consummation of the Offerings, Graham A. Cubbin and James D. Packer (both of whom were affiliated with the Selling Stockholder) resigned from the Company's Board of Directors. In addition, David A. Brandon was appointed Chairman of the Board of Directors.

         In connection with the Offerings, the Company and the Selling Stockholder entered into a registration rights agreement ("Registration Rights Agreement") providing the Selling Stockholder with certain demand and `piggyback' registration rights with respect to its remaining shares of Common Stock after the Offerings. Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission and to use all best efforts to cause such registration statement to be declared effective as soon as possible. In addition, the Registration Rights Agreement provided for additional demand registrations for any remaining shares of Common Stock owned by the Selling Stockholder and unlimited `piggyback' registrations. Pursuant to the Registration Rights Agreement, the Selling Stockholder agreed (subject to certain limited exceptions) to pay the expenses, other than the fees and expenses of counsel to the Company, incident to any demand registration thereunder, and the Company agreed to pay the expenses, other than registration fees or underwriting discounts or commissions, associated with any piggyback registration of shares of Common Stock owned by the Selling Stockholder. The terms of the Registration Rights Agreement were approved by a special committee of the Company's Board of Directors consisting solely of disinterested directors. Pursuant to the Registration Rights Agreement, the Company agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act. Due to the fact that, pursuant to the Offerings, the Selling Stockholder has sold the entire stock ownership in the Company, the Selling Stockholder no longer holds securities in the Company which are subject to the foregoing registration rights.

                                     GENERAL

OTHER MATTERS

         The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

         The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 are being mailed to stockholders together with this Proxy Statement.

SOLICITATION OF PROXIES

         The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefore) may solicit the return of proxies by telephone, telegram or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

         Each holder of the Company's Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

STOCKHOLDER PROPOSALS

         If any stockholder of the Company intends to present a proposal for consideration at the next Annual Meeting of Stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's principal executive offices, 19975 Victor Parkway, Livonia, Michigan 48152, Attention: Barry P.
Hoffman, not later than December 11, 1998.

AVAILABLE INFORMATION

         All documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, may be inspected and copied at the public reference facilities of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such documents may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                                             By Order of the Board of Directors


                                             BARRY P. HOFFMAN
                                             Secretary

                                                                      EXHIBIT A
                               FOURTH AMENDMENT OF
                        THE VALASSIS COMMUNICATIONS, INC.
                          1992 LONG-TERM INCENTIVE PLAN


   WHEREAS, Valassis Communications, Inc. (the "Company") has adopted the 1992 Long-Term Incentive Plan (the "1992 Plan");

   WHEREAS, pursuant to Paragraph 12 of the 1992 Plan, the Company's Board of Directors may amend the 1992 Plan, provided that such amendment shall be effective only upon approval by the shareholders of the Company where the failure to obtain such approval would adversely affect the compliance of the 1992 Plan with Rule 16b-3 under the Securities Exchange of 1934 and other applicable law; and

   WHEREAS, there are currently reserved for issuance under the 1992 Plan as amended by Amendment 1, dated September 14, 1992, and Amendment 3, dated December 14, 1995, 3,028,947 shares of Common Stock, $.01 par value ("Common Stock"); and

   WHEREAS, the Company's Board of Directors deems it in the best interest of the Company to increase the total number of shares of Common Stock reserved for the issuance under the 1992 Plan.

   NOW THEREFORE, by resolution of the Company's Board of Directors, the 1992 Plan is hereby amended as follows, subject to approval by the Company's shareholders:

   1. The first sentence of Subparagraph (b) of Paragraph 4 is hereby amended to read as follows:

       "(b) Maximum Number of Shares that May Be Issued. There may be issued under the Plan an aggregate of not more than 3,778,947 Common Shares, subject to adjustment as provided in Paragraph 8."


                                                   VALASSIS COMMUNICATIONS, INC.
                                                             P R O X Y
                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       ANNUAL MEETING OF STOCKHOLDERS, TUESDAY, MAY 19, 1998

        The undersigned stockholder of VALASSIS COMMUNICATIONS, INC., a Delaware corporation, hereby appoints David A. Brandon,
Robert L. Recchia and Barry P. Hoffman or any of them, voting singly in the absence of the others, attorney and proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all shares of Common Stock of Valassis
Communications, Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Corporation to be held at The Plaza Hotel, Fifth Avenue at Central Park South, New York City, New York 10019 on May 19, 1998, at 9:00 a.m. (local time) or any adjournment or adjournments thereof, in accordance with the instructions on the reverse side.

        This proxy, when properly executed, will be voted in the manner  directed herein by the undersigned stockholder. IF NO
DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2, and "FOR" PROPOSAL NO. 3. The
proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.


                                                                                                   VALASSIS COMMUNICATIONS, INC.
                                                                                                   P.O. BOX 11062
                                                                                                   NEW YORK, N.Y. 10203-0062


                                     (Continued and to be dated and signed on the other side.)


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2, AND "FOR" PROPOSAL NO. 3.

1. ELECTION OF DIRECTORS           FOR all nominees    [  ]       WITHHOLD AUTHORITY to vote         [  ]     EXCEPTIONS*       [  ]
                                   listed below                   for all nominees listed below


Nominees: David A. Brandon, Mark C. Davis, Jon M. Huntsman, Jr., Larry L. Johnson, Brian M. Powers, Robert L.
Recchia, Alan F. Schultz and Faith Whittlesey (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)
Exceptions_____________________________________________________________________________________________________________________

2.      The approval of Amendment No. 4 to the Company's 1992                  3.    The  ratification of the appointment of
        Long-Term Incentive Plan to increase the number of                           Deloitte & Touche, LLP as auditors for
        shares reserved for issuance thereunder.                                     the fiscal year ending  December 31, 1998.


        FOR  [  ]               AGAINST [  ]             ABSTAIN  [  ]               FOR  [  ]       AGAINST [  ]     ABSTAIN  [  ]



4. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.


                                                     CHANGE OF ADDRESS AND [ ]
                                                     OR COMMENTS MARK HERE

                                                     Please sign exactly as name appears to the left.
                                                     When shares are held in the name of joint holders, each should sign.
                                                     When signing as attorney, executor, trustee, guardian, etc., please so  indicate.  If a corporation, please sign in full corporate name by an authorized officer, if a partnership, please sign in partnership name by  an authorized person.




                                                     Dated_________________________________________________________, 1998


_________________________________________________________________________
                                                                Signature


_________________________________________________________________________
                                                                Signature, if held jointly

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY          Votes must be indicated    [  ]

PROMPTLY IN THE ENVELOPE PROVIDED                    (x) in Black or Blue ink.
